Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that Entegris, Inc., a Delaware corporation (the “Corporation”), and each of the undersigned Officers and Directors of the Corporation, do hereby constitute and appoint Bertrand Loy, Gregory B. Graves, and Peter W. Walcott, and each of them individually (with full power to each of them to act alone) as its and his true and lawful attorney-in-fact and agent, for and on its and his behalf and in its and his name, place and stead, in any and all capacities, to sign, execute and affix its and his seal thereto and file any of the following documents: [A] one or more Registration Statements on Form S-8 registering with the U.S. Securities and Exchange Commission an aggregate of 5,651,336 shares of the Common Stock, $0.01 par value per share, of the Corporation to be issued under the Entegris, Inc. 2010 Stock Plan, including any and all Pre-Effective and Post-Effective Amendments to any such Registration Statement, whether increasing the amount of securities for which registration is being sought or otherwise; and/or [B] any Registration Statement, consent to service of process, or other document which may be required by state securities administrators or other regulatory authorities in order to qualify the securities to be registered as aforesaid, for sale in any state in which it is desired to offer such securities; together with all exhibits and any and all documents required to be filed with respect to any of the foregoing with any regulatory authority, granting unto said attorney and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as it and he might or could do if personally present, hereby ratifying and confirming all its and his said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

SIGNATURE	TITLE	DATE

/s/ Bertrand Loy	President, Chief Executive Officer and Director (Principal executive officer)	April 29, 2015
Bertrand Loy

/s/ Gregory B. Graves Gregory B. Graves	Executive Vice President, Chief Financial Officer & Treasurer (Principal financial officer)	April 29, 2015

/s/ Michael D. Sauer	Vice President, Controller & Chief Accounting Officer (Principal accounting officer)	April 29, 2015
Michael D. Sauer

/s/ Paul L.H. Olson	Director, Chairman of the Board	April 29, 2015
Paul L.H. Olson

/s/ Michael A. Bradley	Director	April 29, 2015
Michael A. Bradley

/s/ Marvin D. Burkett	Director	April 29, 2015
Marvin D. Burkett

/s/ R. Nicholas Burns	Director	April 29, 2015
R. Nicholas Burns

/s/ Daniel W. Christman	Director	April 29, 2015
Daniel W. Christman

/s/ James F. Gentilcore	Director	April 29, 2015
James F. Gentilcore

/s/ James P. Lederer	Director	April 30, 2015
James P. Lederer

/s/ Brian F. Sullivan	Director	April 29, 2015
Brian F. Sullivan